APPENDIX A

                     AGREEMENT AND PLAN OF EXCHANGE

  	AGREEMENT AND PLAN OF EXCHANGE, dated ________, 1996 (the "Plan of Exchange"), among Harding, Loevner Funds, Inc., a Maryland corporation (the "Fund"), on behalf of its Global Equity Portfolio (the "GE Portfolio"), Harding, Loevner Management, L.P., a New Jersey limited partnership ("HLM"), and HLM Global Equity Limited Partnership, a New Jersey limited partnership (the "Partnership"):

RECITALS

  	1.	  HLM is the General Partner of the Partnership.  The Partnership is a
pooled vehicle for collective investment.

  	2.  	The Fund is a no-load, open-end investment company incorporated in the state of Maryland organized as a  "series mutual fund."  It issues a separate class of shares of its Common Stock, par value $0.001 per share, for each of its portfolios.  The Fund's GE Portfolio will have investment objectives and policies substantially similar to those of the Partnership.  HLM is the investment adviser to the GE Portfolio.

  	3.  	HLM, as General Partner of the Partnership, and the Board of Directors
of the Fund have determined that it is in the best interests of the Partnership and the GE Portfolio, respectively, that substantially all of the assets of the
Partnership be acquired by the GE Portfolio pursuant to this Plan of Exchange and in accordance with applicable law.

  	4.  	The Partnership and the GE Portfolio desire to enter into a Plan of
Exchange.

  	5.  	HLM itself has agreed to certain terms and conditions set forth below.

  	In consideration of the covenants and agreements contained in this Plan of Exchange, the parties agree as follows:

                                   PLAN OF EXCHANGE

  	The Exchange will be comprised of the acquisition by the GE Portfolio of substantially all of the properties and assets of the Partnership in exchange for shares of the Common Stock of the GE Portfolio (the "Shares"), and the subsequent dissolution of the Partnership and distribution to the general partner (the "General Partner") and the limited partners of the Partnership
(the "Limited Partners" and, together with the General Partner, the "Partners"), of all of the Shares so received by the Partnership, all upon and subject to the terms set forth in this Plan of Exchange (the "Exchange"). Upon the Partnership's distribution of its Shares, Partners will be entitled to receive that portion of such shares that the number of units of Partnership interest ("Partnership Units"), owned by such Partners prior to the Exchange bears to the total number of the outstanding Partnership Units. Any assets retained by the Partnership in excess of amounts needed to pay or provide for accrued expenses will be distributed to its Partners of record as of the Exchange Date (as defined in Section 6 below). After the distribution of any such excess amounts, and the Shares, the Partnership will be completely liquidated and dissolved.

                              AGREEMENT

  	In consideration of the following covenants and agreements, the Partnership and the GE Portfolio, agree as follows (and HLM agrees as set forth in Section
10 below):

  	1.  	Representations and Warranties of the Partnership.  The Partnership
represents and warrants to the GE Portfolio that:

      		(a)	The Partnership is a limited partnership duly formed and validly existing under the laws of the State of New Jersey and has power to own all of its properties and assets and to carry out this Plan of Exchange.

      		(b)	Subject to the approval of the Limited Partners, the General Partner has approved this Plan of Exchange and the transactions contemplated by it hereunder, including the dissolution of the Partnership.

      		(c)	Except as disclosed in the most recent financial statements of the
Partnership included in the Registration Statement (as defined below), there are no material legal, administrative or other proceedings pending or, to the knowledge of HLM, threatened against the Partnership.

      		(d)	At both the Valuation Time (as defined in Section 3(d) below) and the Exchange Date (if different), the Partnership will have full right, power and authority to sell, assign, transfer and deliver the assets and properties to be transferred by it under this Plan of Exchange.

      		(e)	To the best of HLM's knowledge, no consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Partnership of the transactions contemplated by this Plan of Exchange, except such as may be required under the Securities Act of 1933, as amended
(the "1933 Act"), the Securities Exchange Act of 1934, as amended (the "1934
Act"), the Investment Company Act of 1940, as amended (the "1940 Act"), or state securities or blue sky laws (which term includes the laws of the District of
Columbia and of Puerto Rico).

      		(f)	The Registration Statement filed with respect to the Exchange transaction, and the registration of the Shares under the applicable federal securities laws (the  "Registration Statement") on the effective date of the
Registration Statement and through the Exchange Date (as defined in Section 6 below), insofar as it specifically relates to the Partnership, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

      		(j)	There are no material contracts outstanding to which the Partnership is a party, other than those disclosed to the Fund.

  	2.  	Representations and Warranties of the Fund.  The Fund on behalf of the
GE Portfolio represents and warrants to and agrees with the Partnership that:

      		(a)	The Fund is a corporation duly formed and validity existing under the laws of the State of Maryland and has power to carry on its business as it is now being conducted and to carry out this Plan of Exchange.

      		(b)	The Fund has filed the Registration Statement with the SEC.

      		(c)	At the Exchange Date, all Shares to be issued to the Partnership will have been duly authorized and, when issued and delivered pursuant to this
Plan of Exchange, will be legally and validly issued and will be fully paid nonassessable; and no shareholder of the GE Portfolio will have any preemptive right of subscription or purchase with respect to any Shares.

      		(d)	To the best of the Fund's knowledge, no consent, approval,
authorization, or order of any governmental authority is required for the consummation by the Fund of the transactions contemplated by this Plan of Exchange, except such as may be required under the 1933 Act, the 1933 Act, the 1934 Act, and the 1940 Act, or state securities or blue sky laws.

      		(e)	The issuance of Shares pursuant to this Plan of Exchange will be in compliance with all applicable federal and state securities laws.

      		(f)	The Registration Statement, on its effective date and through the
Exchange Date, (i) will comply in all material respects with the provisions of the 1933 Act, the 1934 Act, and the 1940 Act, and the rules and regulations thereunder and (ii) insofar as it does not specifically relate to the
Partnership, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

      		(g) 	No material litigation or administrative proceeding or
investigation of or before any court or governmental body is presently pending or to its knowledge threatened against the Fund or any properties or assets held by it. The Fund knows of no facts which might form the basis for the institution of any such proceedings which would materially and adversely affect its business and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated.

  	3.	Transfer of Assets.

			   (a)	Subject to the terms and conditions contained in this Plan of
Exchange, the Fund, on behalf of the GE Portfolio, agrees to acquire from the
Partnership, and the Partnership agrees to transfer to the GE Portfolio, on the
Exchange Date all of the securities and cash of the Partnership in exchange for the number of the Shares in the GE Portfolio determined in accordance with
Section 4 below.  As soon as practicable after the Exchange Date, the
Partnership will dissolve and distribute all the Shares received by it to its
Partners.

   			(b)	The Partnership will pay or cause to be paid to the Fund for the account of the GE Portfolio any interest or dividends received on or after the
Exchange Date with respect to securities transferred to the GE Portfolio under this Plan of Exchange.  The Partnership will transfer to the GE Portfolio any distributions, rights, stock dividends or other securities received by the
Partnership after the Exchange Date as distributions on or with respect to the securities transferred, which shall be deemed included in assets transferred to the GE Portfolio on the Exchange Date and shall not be separately valued unless the securities in respect of which such distribution is made shall have gone
"ex" such distribution prior to the Valuation Time.  Notwithstanding the foregoing, the GE Portfolio shall not be entitled to receive any interest or dividends or other distributions on securities not transferred to it under this Plan of Exchange.

   			(c)	The Fund, on behalf of the GE Portfolio, shall assume all liabilities then existing, whether absolute, accrued, contingent or otherwise including all contractual commitments or obligations of the Partnership.

   			(d)	The Valuation Time shall be 4:00 p.m., Eastern Time, on the last day of the month during which the conditions of Sections 7, 8 and 9 are satisfied
(the "Valuation Date"), or such other date and time as may be mutually agreed upon in writing by the Partnership and the Fund (the "Valuation Time").


 		4.	Shares Issued in Exchange for Assets and Valuation.

    		(a)	Full corresponding Shares and, to the extent necessary, a fractional
Share of an aggregate net asset value equal to the value of the assets the
Partnership acquired shall be issued by the Fund in exchange for such assets of the Partnership.  Value in all cases shall be determined as of the Valuation
Time.  The value of the assets of the Partnership to be acquired by the GE
Portfolio and the net asset value per share of the Shares shall be determined in accordance with the procedures for determining the value of the Portfolio's assets described in the Prospectus that forms part of the Registration Statement under the caption "Net Asset Value".  The Fund shall issue the corresponding
Shares to the Partnership.  The Partnership will receive an aggregate number of corresponding Shares equal to the total net asset value of the outstanding
Partnership Units on the Exchange Date, divided by 100, which will be the initial net asset value of the Shares.  In lieu of delivering certificates for Shares, the Fund shall credit the Shares to the Partnership's account on the stock record books of the Fund and shall deliver a confirmation of that credit to the Partnership.  The Partnership shall then deliver written instructions to the Fund's transfer agent to set up accounts for its Partners on the stock record books of the Fund.

   		(b)	HLM has acquired its interest in the Partnership in return for capital contributions, all as fully described in the Partnership's Limited Partnership
Agreement.  As part of the Exchange contemplated by this Plan of Exchange, HLM will receive shares in the GE Portfolio in the Exchange and will be free to hold those shares or have them redeemed at any time.

  	5.	Limited Partners Notice.  The Partnership has provided to its Limited
Partners a  Combined Prospectus/Proxy Statement dated _____________, 1996 with respect to the transactions contemplated hereby, as contemplated by Article VII of its Amended and Restated Limited Partnership Agreement dated as of November
1, 1994.  The Partnership will also provide to its Limited Partners a copy of the Preliminary Prospectus included in the Fund's Registration Statement.  The
Partnership will provide such supplementary notices or materials as HLM and the
Fund consider to be desirable.

  	6.	Delivery of Assets;  Exchange Date.	With respect to the Exchange, delivery
of Partnership assets to be transferred and Shares to be issued shall be made as of the Valuation Time, or such other date and time agreed to by the Partnership and the Fund.  The date and time upon which such delivery is to take place is referred to in this Plan of Exchange as the "Exchange Date."  The Partnership
assets to be transferred shall be delivered on the Exchange Date to the Fund's custodian or relevant subcustodian (in either case, the "Custodian"), as directed by the Fund prior to the Exchange Date, for the account of the GE
Portfolio, with all securities not in bearer form duly endorsed, or accompanied by duly endorsed separate assignments or stock powers, in proper form for transfer, with signatures guaranteed, and with all necessary state stock transfer stamps, if any, sufficient to transfer good and marketable title thereto (including all accrued interest and dividends and rights pertaining thereto) to  the Custodian for the account of the GE Portfolio free and clear of all liens, encumbrances, rights, restrictions and claims.  All cash delivered by the Partnership shall be in the form of currency and immediately available funds payable to the order of the GE Portfolio.

  	7.	The Fund's Conditions Precedent.  The obligations of the Fund under this
Plan of Exchange with respect to the Partnership shall be subject to the following conditions:

    		(a)	That the Partnership shall have furnished to the Fund a statement of the Partnership's net assets, including a list of securities owned by the
Partnership with their respective tax costs and values determined as provided in
Section 4 above, all as of the Valuation Time.

    		(b)	That as of the Valuation Time and as of the Exchange Date all
representations and warranties of the Partnership made in this Plan of Exchange are true and correct as if made at and as of each such date, and that the
Partnership has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such dates.

  	8.	The Partnership's Conditions Precedent.  The obligations of the
Partnership under this Plan of Exchange shall be subject to the condition that as of the Valuation Time and as of the Exchange Date all representations and warranties of the Fund made in this Plan of Exchange are true and correct as if made at and as of each such date, and that the Fund has complied with all of the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such dates.

  	9.	The Fund's and The Partnership's Conditions Precedent.

    		(a)  With respect to the Exchange transaction described in this Plan of
Exchange, the obligations of both the Fund and the Partnership under this Plan of Exchange shall be subject to the following conditions:

     			(i)	That there shall not be any material litigation pending with respect to the Exchange.

    			(ii)	That the Registration Statement shall have become effective under the 1940 Act and 1933 Act, and no stop order suspending such effectiveness shall have been issued and no proceedings of that purpose shall have been instituted or, to the knowledge of the Fund or the Partnership shall be contemplated by the SEC.

   			(iii)	The SEC shall have issued an order under Section 17(b) of the Act permitting the Exchange.

    			(iv)	The Fund and the Partnership shall have received an opinion of counsel to the Fund substantially to the following effects with respect to the
Exchange:  (A) no gain or loss will be recognized by the Partnership on the transfer of its portfolio securities to the GE Portfolio in exchange for Shares;
(B) no gain or loss will be recognized by the GE Portfolio upon receipt of the
Partnership's portfolio securities in exchange for Shares; (C) the basis to the
GE Portfolio of the transferred portfolio securities will be the same as the basis of the securities held by the Partnership immediately prior to the
Exchange; and (F) the holding period of the Shares received by the Partnership will include the period during which the Partnership assets exchanged therefor were held.

      		(v)	The GE Portfolio and the Partnership shall have received any state securities law orders or clearances that counsel for the GE Portfolio and the Partnership consider necessary in connection with the Exchange and related transactions.

  	10.	Obligations of HLM.  HLM agrees with the Partnership and the GE Portfolio as follows:

     		(a)	Expenses.  Whether or not the Exchange transaction is consummated,
HLM agrees to pay all expenses incurred (including but not limited to printing expenses, brokerage commissions, mailing costs and fees and disbursements of counsel and accountants) by the GE Portfolio in connection with the Exchange.
These expenses do not include certain organization costs relating to the formation of the GE Portfolio, which will be borne by the GE Portfolio and amortized over five years, as more fully described in the Fund's Registration
Statement.

     		(b)	Indemnification.  HLM will indemnify and hold harmless the Fund from and against any losses, claims, damages or liabilities to which the Fund may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof), arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact specifically relating to the Partnership and contained in the Registration Statement, or any amendment or supplement thereto, as of their respective dates, or arising out of or based upon the omission or alleged omission to state therein a material fact specifically related to the Partnership required to be stated therein or necessary to make the statements therein specifically relating to the
Partnership not misleading in any material respect, in each case under this sentence (ii) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the
Registration Statement in reliance upon and in conformity with written information about the Partnership furnished to the Fund by HLM expressly for use therein; and will reimburse the Fund for any legal or other expenses reasonably incurred by the Fund in connection with investigating or defending any such action or claim.  The Fund agrees that, promptly upon its receipt of notice of the commencement of any action against the Fund in respect of which indemnity or reimbursement may be sought from HLM on account of its agreement in this paragraph, notice in writing will be given to HLM within 10 days after the summons or other first legal process shall have been served.  The failure to notify HLM of any action shall not relieve HLM from any liability which HLM may have to the Fund other than by reason of the indemnity agreement contained in this paragraph.  Thereupon, HLM shall be entitled to participate, to the extent that it shall wish (including the selection of counsel with the Fund's reasonable approval), in defense thereof.  In the event HLM elects to assume the defense of any such suit and retain counsel of good standing reasonably approved by the Fund, the Fund shall bear the expense of any additional counsel retained by it; but in the case HLM does not elect to assume the defense of any such suit or in the case the Fund does not reasonably approve of counsel chosen by HLM, HLM will reimburse the Fund for the fees and expenses of any one counsel or firm which may be retained on behalf of the Fund.

  	11.	Indemnification by the Fund.  Fund will indemnify and hold harmless the
Partnership and HLM from and against any losses, claims, damages or liabilities to which the Partnership or HLM may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof), arise out of or are based upon any untrue statement or alleged untrue statement of a material fact specifically relating to the Partnership and contained in the
Registration Statement, or any amendment or supplement thereto, as of their respective dates, or arising out of or based upon the omission or alleged omission to state therein a material fact specifically related to the
Partnership required to be stated therein or necessary to make the statements therein specifically relating to the Partnership not misleading in any material respect, in each case under this sentence to the extent, but only to the extent, that the Fund is not entitled to indemnification from HLM pursuant to Section
10(b) hereof; and will reimburse the Partnership for any legal or other expenses reasonably incurred by the Partnership or HLM in connection with investigating or defending any such action or claim.  The Partnership and HLM agree that, promptly upon their receipt of notice of the commencement of any action against the Partnership or HLM in respect of which indemnity or reimbursement may be sought from Fund on account of its agreement in this paragraph, notice in writing will be given to Fund within 10 days after the summons or other first legal process shall have been served.  The failure to notify Fund of any action shall not relieve Fund from any liability which Fund may have to the Partnership or HLM other than by reason of the indemnity agreement contained in this paragraph.  Thereupon, the Fund shall be entitled to participate, to the extent that it shall wish (including the selection of counsel with the Partnership and
HLM's reasonable approval), in defense thereof.  In the event Fund elects to assume the defense of any such suit and retains counsel of good standing reasonably approved by the Partnership and HLM, the Partnership and HLM shall bear the expense of any additional counsel retained by it; but in the case the
Fund does not elect to assume the defense of any such suit or in the case the
Partnership and HLM do not reasonably approve of counsel chosen by Fund, the
Fund will reimburse the Partnership and HLM for the fees and expenses of any one counsel or firm which may be retained on behalf of the Partnership and HLM.

  	12.	Shareholder Approval of Advisory Agreement.  Immediately before the consummation of the Exchange, shareholders of the GE Portfolio will have approved the Investment Advisory Agreement between the GE Portfolio and HLM.

  	13.	Broker or Finder's Fee.  The Partnership and GE Portfolio each represent that there is no person who has dealt with it and who by reason of such dealings is entitled to any finder's or other similar fee or commission arising out of the transactions contemplated by this Plan of Exchange.

  	14.	Termination of Plan of Exchange.   This Plan of Exchange may be
terminated entirely at any time prior to the Exchange Date by mutual consent of HLM as General Partner of the Partnership and the Board of Directors of the Fund, evidenced by appropriate resolutions. In such an event, this Plan of Exchange shall become void and have no effect as to the terminated Exchange, without any liability on the part of any party to it or the directors, officers or shareholders of the Fund, the Limited Partners, or the directors, officers or partners of HLM as the General Partner of the Partnership in respect of this Plan of Exchange, except the obligation of HLM to pay expenses.

  	15.	Waiver.  At any time prior to the Exchange Date, HLM as General Partner of the Partnership or the Board of Directors of the Fund may (a) extend the time for the performance of any of the obligations or other acts of the other; (b)
waive any inaccuracy in the representations of the other; and (c) waive compliance by the other with any of the agreements or conditions set forth herein.  Any such extension or waiver must be in writing.

  	16.	No Survival of Representations.  None of the representations and warranties in this Plan of Exchange shall survive the Exchange Date.

  	17.	Agreement Entire; Governing Law.  Except as provided herein, this Plan of
Exchange supersedes all previous correspondence or oral communications among the parties regarding the exchanges, constitutes the only understanding with respect to the exchanges, may not change except by an agreement signed by each party and shall be construed in accordance with and governed by the laws of the State of New Jersey; provided, however, that the due authorization execution and delivery of this Plan of Exchange with respect to any party shall be construed in accordance with and governed by the laws of the jurisdiction of formation, organization or incorporation of that party.

  	18.	Counterparts.  This Plan of Exchange may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed to be an original.

     		IN WITNESS WHEREOF, the Partnership, HLM, and the Fund on behalf of the
GE Portfolio have each caused this Plan of Exchange to be executed on its behalf by its duly authorized representative as of the _____ day of _______, 1996.

                                    					HLM GLOBAL EQUITY LIMITED PARTNERSHIP
                                    					By:	HARDING, LOEVNER MANAGEMENT, L.P.


                                         By:	HLM Holdings, Inc., General Partner

                                   						By: _________________________________
                              						         Name: David R. Loevner
                              						         Title:  President


                                    					HARDING, LOEVNER FUNDS, INC.
                                    					GLOBAL EQUITY PORTFOLIO


						                                   By: __________________________________
                              						         Name:
                              						         Title:


                                    					HARDING, LOEVNER MANAGEMENT, L.P.
                                         By:	HLM Holdings, Inc., General Partner

                                   						By: _________________________________
                              						         Name: David R. Loevner
                              						         Title:  President